Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-216361, 333-195098, 333-183110, 333-173899, 333-167232 and 333-153723) and Form F-3 (File No. 333-216377) of our report dated February 22, 2017 relating to the financial statements of Barclays PLC and our report dated February 22, 2017 relating to the financial statements of Barclays Bank PLC, which appear in this Current Report on Form 6-K.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-149302, 333-149301, 333-112797 and 333-112796) and Form F-3 (File No. 333-212571) of our report dated February 22, 2017 relating to the financial statements of Barclays PLC and our report dated February 22, 2017 relating to the financial statements of Barclays Bank PLC, which appear in this Current Report on Form 6-K.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
February 22, 2018